EXECUTION

BILL OF SALE

In consideration of the payment by Greenwich Capital Acceptance, Inc., a Delaware corporation (the “Purchaser”), to Greenwich Capital Financial Products, Inc., a Delaware corporation (the “Seller”), of $1,464,878,191.66 (including accrued interest) and concurrently with the execution and delivery of this Bill of Sale, the Seller does hereby sell, assign, set over and otherwise convey to the Purchaser, free and clear of all adverse claims, all of the Seller’s right, title and interest in 100% of the Washington Mutual Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class A2 Certificates (the “Underlying Security”) and all collections in respect thereof received after October 27, 2003, issued pursuant to the Pooling and Servicing Agreement described in Schedule I hereto (the “Pooling and Servicing Agreement”).  The Seller hereby acknowledges the receipt of the payment of $1,464,878,191.66 (including accrued interest) from the Purchaser and agrees to execute and deliver to the Purchaser such instruments of further assurance and take such other action (as requested by the Purchaser) as is required from time to time in order to evidence the sale and assignment of the Underlying Security made hereby.

The Seller hereby represents and warrants to the Purchaser as follows:

(i)

The Seller has the authority to execute, deliver and perform this Bill of Sale and has taken all necessary action to authorize such execution, delivery and performance and all transactions contemplated hereby including, but not limited to, the authority to sell and assign the Underlying Security in accordance with this Bill of Sale;

(ii)

This Bill of Sale and all the obligations of the Seller hereunder are the legal, valid and binding obligations of the Seller, enforceable in accordance with the terms of this Bill of Sale, except as such enforcement may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)

The execution and delivery of this Bill of Sale and the performance of its obligations hereunder by the Seller will not conflict with any provision of any law or regulation to which the Seller is subject or conflict with or result in a breach of or constitute a default under (a) any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which it is bound or (b) any order or decree applicable to the Seller;

(iv)

There is no action, suit or proceeding pending against the Seller in any court or by or before any governmental agency or instrumentality which would materially affect the ability of the Seller to carry out the transactions contemplated by this Bill of Sale;

(v)

No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by the Seller of the transactions contemplated by this Bill of Sale, except such as have been obtained;

(vi)

The information referred to in Schedule I hereto is true and correct in all material respects as of the date or dates such information is furnished;

(vii)

The Seller is the sole owner and holder of the Underlying Security, free and clear of any and all liens, pledges, participations, charges or security interests of any nature whatsoever, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Underlying Security and, upon transfer of the Underlying Security by the Purchaser to the Trustee pursuant to the Trust Agreement, dated as of October 1, 2003 (the “Trust Agreement”), between the Purchaser and Deutsche Bank National Trust Company, as trustee (the “Trustee”), the Trustee shall have good and marketable title to the Underlying Security;

(viii)

No Event of Default (as defined in the Pooling and Servicing Agreement) or other event which with notice or lapse of time or both would constitute an Event of Default has occurred under the Pooling and Servicing Agreement and no Event of Default under the Pooling and Servicing Agreement has been waived;

(ix)

The Underlying Security is entitled to the benefits of the Pooling and Servicing Agreement; and

(x)

The Underlying Security constitutes a regular interest in a “real estate mortgage investment conduit” (“REMIC”) for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

It is understood and agreed that the representations and warranties set forth above shall survive delivery of the Underlying Security to the Purchaser. Upon discovery by the Purchaser or the Seller of a breach of any of the foregoing representations and warranties (referred to herein as a “breach”), the party discovering such breach shall give prompt written notice to the other party and upon receipt of such notice, the Seller shall act in accordance with the Trust Agreement.

This Bill of Sale is governed by the laws of the State of New York without regard to its conflicts of laws rules.

The Seller understands that the Purchaser, simultaneously with the execution and delivery of this Bill of Sale, is assigning all of its right, title and interest in the Underlying Security to the Washington Mutual Mortgage Trust, Series 2003-R1 (the “Trust”) pursuant to Section 2.01 of the Trust Agreement. In order to facilitate the transactions contemplated by the Trust Agreement, the Purchaser hereby instructs the Seller to cause the Trustee to register the beneficial ownership interest in the Underlying Security as described in Section 2.01 of the Trust Agreement.  The Seller agrees to perform its obligations hereunder for the benefit of the Trust and that the Trustee may enforce the provisions of this Bill of Sale, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without the consent of the Purchaser and to the same effect as if the Trustee was a party hereto.

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed as of this _____ day of October, 2003.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:

 Name: Rosa Hyun

 Title:   Vice President

The undersigned hereby

accepts this Bill of Sale.

GREENWICH CAPITAL ACCEPTANCE, INC.

By:

Name: Shakti Radhakishun

Title:   Vice President

SCHEDULE I

UNDERLYING CERTIFICATE	PRINCIPAL BALANCE AS OF OCTOBER 27, 2003*	UNDERLYING AGREEMENT
Washington Mutual Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class A2	$1,464,878,191.66

Pooling and Servicing Agreement dated as of March 1, 2000 among Structured Asset Securities Corporation, as depositor, Washington Mutual Bank, F.A., as seller and servicer, and Deutsche Bank National Trust Company (formerly known as Bankers Trust Company of California, N.A.), as trustee

______________

*

After reduction for principal distribution made on October 27, 2003.